UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    September 24, 2004

    Greenville First Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-27719	582459561
(Commission File Number)	(IRS Employer Identification No.)

112 Haywood Road, Greenville, S.C. (Address of Principal Executive Offices)	29607 (Zip Code)

    (864) 679-9000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS

On September 24, 2004, Greenville First Bancshares, Inc. closed the sale of 800,000 shares of its common stock at $17.875 per share in a firm commitment underwritten offering sole managed by Sandler O’Neill & Partners, L.P. The company received net proceeds from the offering of approximately $13 million after deducting underwriting discounts and expenses. Net proceeds from the offering will be used to reduce the outstanding balance on the company’s line of credit and for general corporate purposes, which may include, among other things, providing additional capital to the company’s subsidiary, Greenville First Bank, N.A., to support asset growth.

On September 13, 2004, the company’s application for listing its common stock on The Nasdaq National Market was approved. The company’s common stock commenced trading on Nasdaq under the symbol “GVBK” on September 22, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENVILLE FIRST BANCSHARES, INC.

Dated: September 24, 2004	By: /s/ James M. Austin, III James M. Austin, III Chief Financial Officer

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